UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On January 28, 2008, Artes Medical, Inc. (the “Company”) entered into a financing arrangement (the “Financing”) with Cowen Healthcare Royalty Partners, L.P. (“CHRP”) to raise $21.5 million, and up to an additional $1 million in 2009 contingent upon the Company’s satisfaction of a net product sales milestone. The Company intends to use the proceeds to expand both its dedicated U.S. sales force and consumer outreach programs and to pay off and terminate its existing credit facility with Comerica Bank. The Financing is expected to close in mid-February.
     Under the Revenue Interest Financing and Warrant Purchase Agreement (the “Revenue Agreement”), CHRP will acquire the right to receive a revenue interest on the Company’s U.S. net product sales from October 2007 through December 2017 (the “Term”). The Company is required to pay a revenue interest on U.S. net product sales of ArteFill®, any improvements to ArteFill®, any internally developed products and any products in-licensed or purchased by the Company, provided that such improvements, internally developed, in-licensed or purchased products are primarily used for or have an FDA-approved indication in the field of cosmetic, aesthetic or dermatologic procedures. The scope of the products subject to CHRP’s revenue interest narrows following the date the cumulative payments the Company makes to CHRP first exceed a specified multiple of the consideration paid by CHRP for the revenue interest.
     The revenue interest payable to CHRP on net product sales starts as a high single digit rate and declines to a low single digit rate following the Company’s satisfaction of an aggregate net product sales threshold during the Term. In addition to the revenue interest payments, the Company is required to make two lump sum payments of $7.5 million to CHRP, the first in January 2012 and the second in January 2013. Once the cumulative revenue interest and lump sum payments to CHRP reach a specified multiple of the consideration paid by CHRP for the revenue interest, the rate will automatically step down for the balance of the Term. The Company has the right to prepay the revenue interest and lump sum payments without penalty at any time to reach the step-down rate early.
     In the event of (i) a change of control of the Company, (ii) a bankruptcy or other insolvency event, or (iii) subject to a cure period, breach of the covenants, agreements, representations or warranties in the Financing documents that results in a material adverse effect on the Company (each a “Put Event”), CHRP has the right to require the Company to repurchase from CHRP its revenue interest at a price in cash which equals the greater of (a) a specified multiple of cumulative payments made by CHRP under the Revenue Agreement less the cumulative payments previously paid by the Company to CHRP under the Revenue Agreement; or (b) the amount which will provide CHRP, when taken together with the payments previously paid under the Revenue Agreement, a specified rate of return. The Revenue Agreement contains certain customary representations, warranties, covenants, agreements and indemnities.
     Under the Revenue Agreement, the Company will issue CHRP a warrant to purchase 375,000 shares of the Company’s Common Stock, at an exercise price equal to $3.13 per share

(the “Second Warrant”). The Second Warrant will have a term of five (5) years, and will allow for cashless exercise.
     As part of the Financing, the Company also entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Agreement”) with CHRP pursuant to which the Company agreed to issue and sell to CHRP, at the closing of the Financing, a 10% senior secured note in the principal amount of $6,500,000 (the “Note”). The Note will have a term of five (5) years and will bear interest at 10% per annum, payable monthly in arrears. The Company will have the option to prepay all or a portion of the Note at a premium. In case of an event of default, with “event of default” defined as (i) a Put Event, (ii) a failure to pay the Note when due, (iii) the Company’s material breach of its covenants and agreements in the Note and Warrant Agreement, (iv) the Company’s failure to perform an existing agreement with a third party that accelerates the maturity of any debt in excess of $500,000, or (v) subject to a cure period, a material breach of the representations or warranties in the Note and Warrant Agreement, the outstanding principal and interest in the Note, plus the prepayment premium, will become immediately due and payable.
     Under the Note and Warrant Agreement, the Company will issue CHRP a warrant to purchase 1,300,000 shares of Common Stock, at an exercise price equal to $5.00 per share (the “First Warrant”). The First Warrant will have a term of five (5) years, and will allow for cashless exercise.
     Under the Revenue Agreement and the Note and Warrant Agreement, the Company has agreed, among other things, not to, without the prior written consent of CHRP: (i) create any liens, other than specific permitted liens, (ii) sell or dispose of all of any material part of its business or property, (iii) merge or consolidate with or into any other business organization, with limited exceptions, (iv) incur any debt other than specific permitted debt, or (v) pay any distributions or dividends to holders of its capital stock. The Company has also agreed to take actions to maintain CHRP’s security interests and to take commercially reasonable actions to maintain its intellectual property and other assets.
     At the closing of the Financing, pursuant to the terms of the Revenue Agreement and the Note and Warrant Agreement, the Company and CHRP will enter into security agreements in favor of CHRP (collectively, the “Security Agreements”) to secure the Company’s performance under the Financing documents. Under the Security Agreement contemplated by the Revenue Agreement, the Company will grant to CHRP a security interest in and to the rights underlying the revenue interest, including the Company’s intellectual property, regulatory approvals, clinical data, licenses and other rights related to ArteFill® and to any other products included in the revenue interest (collectively, the “Underlying Rights”). The Company will grant to CHRP a second priority interest in the Underlying Rights, and a first priority interest in all other assets of the Company, under the Security Agreement contemplated by the Note and Warrant Agreement. Subject to certain limits, the Security Agreements permit the Company to obtain a revolving line of credit secured by the Company’s inventory and accounts receivable.
     In addition to the Security Agreements, the Company will, shortly after the closing of the Financing, enter into a joint bank account arrangement with CHRP that provides that the revenue interest percentage will be transferred each business day to CHRP.

     At the closing of the Financing, the Company and CHRP will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), under which the Company will agree to file a registration statement on Form S-3 with the Securities and Exchange Commission to register the resale of the shares underlying the First Warrant and the Second Warrant.
     Under the Investor Rights Agreement, the Company will agree to elect two individuals designated by CHRP to the Board of Directors of the Company (the “Board”), including (i) an employee of CHRP (the “CHRP Director”) and (ii) an individual with relevant experience in the Company’s industry and who is acceptable to a majority of the then serving directors on the Board (the “Industry Director”). Effective as of and contingent upon the closing of the Financing, Todd Davis, a Co-Founder and Managing Director of CHRP, will be elected to the Board as the CHRP Director. The Industry Director will be elected following the closing of the Financing when CHRP and the Board identify a qualified candidate. Mr. Davis will serve as a Class I director, with a term ending at the annual meeting of stockholders held in 2010, and the Industry Director will serve as a Class II director, with a term ending at the annual meeting of stockholders held in 2011. Following the closing of the Financing, the Board will, subject to its fiduciary obligations, use commercially reasonable efforts to continue to nominate two individuals designated by CHRP to serve as the CHRP and Industry Directors at each election of directors until the earliest to occur of: (i) December 31, 2017, (ii) the date the cumulative payments to CHRP made by the Company with respect to the Revenue Agreement first exceed a specified multiple of the consideration paid to the Company by CHRP, or (iii) upon a change of control of the Company. If at any time the CHRP Director is not serving on the Board, CHRP will have a right to participate in all meetings of the Board in a nonvoting observer capacity.
ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     As a condition to the Financing, the Company has agreed to use the proceeds from the Financing to payoff and terminate its existing Loan and Security Agreement, dated November 27, 2006, with Comerica Bank. The Company is not subject to early termination penalties.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Revenue Agreement, the Note and Warrant Agreement, the Note and the Security Agreements is hereby incorporated herein by reference.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.
     The First Warrant and the Second Warrant will be offered and sold to CHRP, an accredited investor, without registration under the Securities Act of 1933, as amended, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities issued in the Financing have not been registered under the Securities Act, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

     Additional information regarding the First Warrant, the Second Warrant and the Financing is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Pursuant to the terms of the Investor Rights Agreement described in more detail in Item 1.01 above, the Board will elect Todd Davis as a Class I director of the Company, effective as of and contingent upon the closing of the Financing. Information regarding the terms pursuant to which Mr. Davis will be elected is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. At the time of this filing, it is not expected that Mr. Davis will be named to any committees of the Board.
     Mr. Davis is and has been since 2007, a Co-Founder and Managing Director of CHRP. Previously, Mr. Davis was from 2004 until 2006 at Paul Capital Partners, where he focused on the activities of the Paul Royalty Funds. From 2001 to 2004, Mr. Davis was a partner at Apax Partners, a private equity fund. Mr. Davis has extensive healthcare operating experience, having worked in business development and general management at Elan Pharmaceuticals, and in sales and marketing at Abbott Laboratories. In addition to serving on the Board, Mr. Davis currently serves on the Board of Directors of Ligand Pharmaceuticals, Inc. Mr. Davis is a former U.S. naval officer and holds a BS from the U.S. Naval Academy and an MBA from Harvard Business School.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: January 30, 2008

ARTES MEDICAL, INC.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary